Exhibit 99.4

Resin Business of the Bakelite Group

(Euro amounts in thousands unless otherwise stated)

UNAUDITED COMBINED INTERIM STATEMENTS OF OPERATIONS

	Three months ended March 31,
	2005	2004
Net sales	€147,139	€134,947
Cost of goods sold	121,553	110,832

Gross margin	25,586	24,115

Distribution expense	4,318	3,993
Marketing expense	8,301	8,080
General and administrative expense	5,332	4,435
Research and development expense	2,832	2,698
Impairment of long-lived assets	0	2,317
Restructuring expense	608	353
Other operating expense, net	216	203

Income from operations	3,979	2,036
Other non-operating (expense) income	(38)	498
Interest expense, net	(604)	(508)
Affiliated interest income (expense), net	76	(65)

Income before income taxes, minority interest and equity in earnings of joint venture	3,413	1,961
Income tax expense	1,653	682

Income before minority interest and equity in earnings of joint venture	1,760	1,279
Minority interest loss, net of tax	(65)	(8)

Net income	€1,695	€1,271

Comprehensive income	€1,997	€2,379

The accompanying notes are an integral part of these Unaudited Combined Interim Financial Statements.

Resin Business of the Bakelite Group

(Euro amounts in thousands unless otherwise stated)

UNAUDITED COMBINED INTERIM BALANCE SHEETS

	Unaudited March 31, 2005	Audited December 31, 2004
ASSETS
Current Assets:
Cash and cash equivalents	€7,871	€5,807
Accounts and notes receivable, net of allowance for doubtful accounts of €4,737 in 2005 and €4,194 in 2004	104,049	100,279
Accounts receivable from affiliates	17,422	17,319
Inventories, net of reserves of €1,340 in 2005 and €988 in 2004
Finished goods and work-in-process goods	53,776	46,363
Raw materials	32,602	32,271
Deferred income taxes, net	1,858	1,677
Prepaid tax expense	1,736	1,467
Other current assets	4,098	2,994

Total current assets	223,412	208,177
Property, plant and equipment, net	171,540	173,019
Goodwill	8,481	8,551
Other intangible assets	9,302	10,884
Deferred income taxes, net	1,664	2,098
Investments and other long-term assets	2,651	2,626

Total assets	€417,050	€405,355

LIABILITIES AND OWNER’S NET INVESTMENT
Current Liabilities:
Accounts payable	€45,331	€52,805
Accounts payable to affiliates	33	729
Debt payable within one year	28,400	25,353
Deferred income taxes, net	3,939	3,848
Accrued income tax	1,574	916
Accrued payroll and related withholdings	8,773	7,426
Other current liabilities	21,714	10,509

Total current liabilities	109,764	101,586
Long-term debt, net of current portion	26,329	28,204
Pensions and employees’ severance indemnities	81,580	80,490
Deferred income taxes, net	20,258	19,399
Other long-term liabilities	2,135	4,223
Minority interest	1,496	1,431

Total liabilities	241,562	235,333

Owner’s net investment	€175,488	€170,022

Total liabilities and owner’s net investment	€417,050	€405,355

The accompanying notes are an integral part of these Unaudited Combined Interim Financial Statements.

Resin Business of the Bakelite Group

(Euro amounts in thousands unless otherwise stated)

UNAUDITED COMBINED INTERIM STATEMENTS OF CHANGES IN OWNER’S

NET INVESTMENT AND COMPREHENSIVE INCOME (LOSS)

Owner’s Net Investment
Balance, January 1, 2005	€170,022

Comprehensive income
Net income	1,695
Foreign currency translation adjustments	355
Minimum pension liability (net of €35 tax)	(53)

Total comprehensive income	€1,997

Capital contributions
Workers council agreement contribution	4,000
Push down of trade tax and corporation tax expenses (benefits) retained by Rütgers	(577)
Other equity increase	46

Balance, March 31, 2005	€175,488

The accompanying notes are an integral part of these Unaudited Combined Interim Financial Statements.

Resin Business of the Bakelite Group

(Euro amounts in thousands unless otherwise stated)

UNAUDITED COMBINED INTERIM STATEMENTS OF CASH FLOWS

	Three months ended March 31,
	2005	2004
Cash flows from operating activities:
Net income	€1,695	€1,271

Adjustments to reconcile net income to net cash provided by (used in) operating activities:

Impairment of long-lived assets	0	2,317
Depreciation and amortization expense	5,997	6,600
Loss (gain) on sale of assets	180	(14)
Deferred income taxes	1,460	(2,359)
Other non-cash adjustments	132	123
Push down of parent company expenses (benefits)	(531)	3,175
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(4,030)	(1,102)
Inventories	(7,063)	(2,204)
Accounts payable	(8,775)	(4,493)
Income taxes	388	844
Other assets	(1,083)	(2,095)
Other liabilities	12,479	6,480
Other non-current assets and liabilities	(1,060)	(28,647)

Net cash provided by (used in) operating activities	(211)	(20,104)
Cash flows from investing activities:
Capital expenditures	(2,750)	(4,080)
(Purchase) Proceeds from sale of business	0	(134)
Proceeds from the sale of assets	64	321

Net cash (used in) provided by investing activities	(2,686)	(3,893)
Cash flows from financing activities:
Dividends paid to minorities	0	(134)
Transactions with Rütgers	811	(72,806)
Transactions related to Bozzetto	0	101,600
Workers council agreement contribution	4,000	0
Net short term borrowings	1,345	3,399
Repayments (proceeds) from long-term borrowings	0	101
Repayments of financing activities	(1,290)	(3,785)

Net cash provided by financing activities	4,866	28,375
Effect of exchange rate fluctuations on cash and cash equivalents	95	109
Net change in cash and cash equivalents	2,064	4,487
Cash and cash equivalents at beginning of period	5,807	5,385

Cash and cash equivalents at end of period	€7,871	€9,872

The accompanying notes are an integral part of these Unaudited Combined Interim Financial Statements.

Resin Business of the Bakelite Group

(Euro amounts in thousands unless otherwise stated)

Notes to the Unaudited Combined Interim Financial Statements

Note 1—Bakelite, its Operations and Basis of Presentation

The Resin Business of the Bakelite Group (“Bakelite”), wholly owned by Rütgers and, ultimately, RAG AG, manufactures and distributes epoxy and phenolic resins as well as moulding compounds in facilities located in Europe, North America, and Asia.

The Combined Interim Financial Statements of Bakelite, prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”), as of and for the periods presented include all assets, liabilities, revenues, expenses and cash flows directly attributable to the Resin Business of the Bakelite Group, subject to the elimination of intercompany accounts and transactions. In addition, certain expenses of Rütgers and the utilization of certain tax benefits by Rütgers are included in the unaudited Combined Interim Financial Statements in accordance with the Securities and Exchange Commission Staff Accounting Bulletin No. 54, Push Down Basis of Accounting Required in Certain Limited Circumstances (“SAB 54”). The expenses pushed down in the Combined Interim Financial Statements primarily relate to certain tax expenses, and tax benefits and cost of administrative services provided to Bakelite by Rütgers. The effects of common control transactions, to the extent appropriate, are also reflected as a component of equity.

The Combined Interim Financial Statements do not include the non-resin business of Bakelite, specifically Giovanni Bozzetto S.p.A. and its subsidiaries (“Bozzetto”). In relation to Bakelite, Bozzetto was dissimilar in its nature of business, autonomously managed and financed, and had no significant common facilities and costs. Dividends received from Bozzetto, net of related taxes, and the cash proceeds received from the sale of Bozzetto to private equity investors in February 2004 have been presented as capital contributions in the unaudited Combined Statements of Changes in Owner’s Net Investment. Cash flows associated with Bozzetto have been characterized as financing transactions with Rütgers in the unaudited Combined Statements of Cash Flows.

Transactions between Bakelite and other RAG AG companies, including Rütgers, have been identified in the Unaudited Interim Combined Financial Statements as transactions between related parties.

The remaining outstanding shares of Bakelite Ibérica S.A. were acquired for €134 in March 2004 from a third party. In May 2004, the remaining outstanding shares of Bakelite Italia S.p.A. (€159) and Bakelite Polymers UK Ltd. (for consideration of less than €1) were acquired from Rütgers. The difference between the purchase price and the minority interest carrying value was recorded as a capital contribution from Rütgers.

At the end of 2004, all appropriate corporate bodies of Bakelite approved an agreement for the sale of the shares of Bakelite AG to Borden Chemical, Inc. (Note 10).

Note 2—Significant Accounting Policies

The Combined Interim Financial Statements are unaudited but include all adjustments (consisting of normal recurring adjustments) which Bakelite’s management considers necessary for a fair presentation of the financial position as of such dates and the operating results and cash flows for those periods. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the US have been condensed or omitted pursuant to Securities and Exchange Commission (“SEC”) accounting rules and regulations. The result of operations for the three months ended March 31, 2005 may not necessarily be indicative of the operating results that may be incurred for the entire year. The Combined Interim Financial Statements contained herein should be read in conjunction with the Combined Financial Statements and notes thereto for the years ended December 31, 2004.

Resin Business of the Bakelite Group

(Euro amounts in thousands unless otherwise stated)

Notes to the Unaudited Combined Interim Financial Statement—(Continued)

Consolidation of Variable Interest Entities (FIN 46R). FIN 46 R includes additional new scope exceptions, revised requirements on how to evaluate sufficiency of equity at risk, and quantification and allocation of an entity’s economic risks and rewards. Bakelite, as a non-public entity (as defined under FIN 46R) was required to apply this interpretation in its entirety as of January 1, 2005 and immediately to variable interest entities created or modified on or after January 1, 2004. The adoption of FIN 46R did not have a material impact on the financial position, results of operations or cash flows.

Note 3—Impairment of long-lived assets

The impairment recorded in the first quarter at 2004 at Bakelite AG relates to the steam production plant supplied by EVO. In 2003, Bakelite decided that the steam production from a planned formaline plant would be sufficient to supply its steam needs.

In April 2004, Bakelite, Rütgers Chemicals AG (“RC”), a wholly owned subsidiary of Rütgers, and the lessor entered into a tripartite agreement to transfer Bakelite’s benefits and obligations under the lease arrangement to RC. The steam plant, as an asset to be distributed to RC, was reduced to its fair value prior to the transfer. As such, an impairment loss of €2,317 was recognized at the time management determined the steam plant would be transferred to RC, as the carrying amount of the asset exceeded its fair value.

Note 4—Pensions and employees’ severance indemnities

Bakelite maintains various defined benefit and defined contribution pension plans covering its employees worldwide. In Germany, these plans are based on fixed benefits (defined benefit pension plans), while in certain other countries, there are defined contribution pension plans. Furthermore, the Italian and Korean subsidiaries provide severance indemnity benefits to employees.

The benefit plans are unfunded. The net cost of the defined benefit pension plans and employee severance indemnities recognized for the three month periods ended March 31, 2005 and 2004 consisted of the following components:

	Three months ended March 31,
	2005	2004
Service Cost	€638	€654
Interest Cost	962	1,048
Amortization of transition obligation	0	0
Amortization of net (gain) loss	32	3

Total	€1,632	€1,705

At December 31, 2003, Bakelite and Rütgers agreed to transfer certain pension obligations for retirees from Bakelite to Rütgers for a payment of €33,535, which was based on the German GAAP pension obligation. Although the agreement was made, the obligation will not be released until individual employees release Bakelite as primary obligor. The transfer and settlement of a portion of the obligation took place during 2004, when the majority of the pensioners released Bakelite as primary obligor. The remaining pensioners are not expected to release Bakelite as primary obligor.

Resin Business of the Bakelite Group

(Euro amounts in thousands unless otherwise stated)

Notes to the Unaudited Combined Interim Financial Statement—(Continued)

As a result of the pension transfer Bakelite’s projected benefit obligation as of December 31, 2004, reduced by €32,339 for the year ended December 31, 2004, which consisted of €29,087 accrued pension cost, and €3,252 unrecognized loss. The difference between the €27,472 agreed payment and €29,087 of accrued pension cost for those employees was recorded as a capital contribution of €1,615 during the year ended December 31, 2004.

Note 5—Income taxes

Income tax expense 2004—Bakelite has recorded a tax expense as of March 31, 2004 of €682, resulting in an effective tax rate of 34.8%. The items causing a difference in the effective tax rate from the statutory tax rate of 39.9% are non deductible expenses, income being taxed in jurisdictions less that the statutory rate of the 39.9% and a reduction in income tax rates in several countries. Because Bakelite is in a net deferred tax liability position, the reduction in tax rates resulted in a benefit being recorded to tax expenses.

Income tax expense 2005—Bakelite has recorded a tax expense as of March 31, 2005 of €1,653 resulting in an effective tax rate of 48.45%. The items causing a difference in the effective tax rate from the statutory tax rate of 39.9% are non deductible expenses, valuation allowances and additional local and municipal taxes accrued in Italy.

Note 6—Restructuring provisions

Restructuring Project 2003. In November 2003 Bakelite initiated a restructuring program designed to improve operating efficiency of its worldwide facilities and reduce the fixed-cost base of primarily the German and Italian operations. This goal will be achieved by headcount reductions, salary adjustments and streamlining of manufacturing and general administrative functions. Total costs incurred for involuntary terminations were €353 for the three month period ended March 31, 2004, which are recorded in Restructuring expense in the Combined Statements of Operations.

Restructuring Project 2005. In 2005, Bakelite initiated additional restructuring activities designed to increase profitability through structural changes and process improvement in Italy. The restructuring plan consists of reducing headcount and streamlining processes. Bakelite Italy has scheduled a total headcount reduction of 16 employees. As of March 31, 2005 a headcount reduction was achieved through involuntary terminations of 6 employees. Total costs incurred for involuntary terminations (quantity of 16 employees) were €608.

The following table reflects the changes in the restructuring provisions for the three months ended March 31, 2005 and 2004:

	Restructuring Project 2005	Restructuring Project 2003	Total
Three Months Ended March 31, 2004
January 1, 2004	€0	€883	€883
Additions	0	353	353
Utilization	0	(632)	(632)

March 31, 2004	€0	€604	€604

Three Months Ended March 31, 2005
January 1, 2005	0	416	416
Additions	608	0	608
Utilization	(188)	(185)	(373)

March 31, 2005	€420	€231	€651

Resin Business of the Bakelite Group

(Euro amounts in thousands unless otherwise stated)

Notes to the Unaudited Combined Interim Financial Statement—(Continued)

Note 7—Guarantees and Indemnifications

Standard Guarantees / Indemnifications: In the ordinary course of business, Bakelite enters into numerous agreements that contain standard guarantees and indemnities whereby Bakelite indemnifies another party for, among other things, breaches of representations and warranties. Such guarantees or indemnifications are granted under various agreements, including those governing (i) purchases and sales of assets or businesses, (ii) leases of real property, (iii) licenses of intellectual property, (iv) long-term supply agreements and (v) agreements with public authorities on subsidies received for designated research and development projects. The guarantees or indemnifications issued are for the benefit of the (i) buyers in sale agreements and sellers in purchase agreements, (ii) landlords or lessors in lease contracts, (iii) licensors or licensees in license agreements, (iv) vendors or customers in long-term supply agreements and (v) governments or agencies subsidizing research or development.

Bakelite has not entered into any significant agreements subsequent to January 1, 2003 that would require it, as a guarantor, to recognize a liability for the fair value of obligations it has undertaken in issuing the guarantee.

Subsidiary Guarantees: Bakelite AG has issued letters of comfort for €10,818 of bank debt of several non-German subsidiaries. In addition, Bakelite AG guarantees the open payables from certain vendors of Bakelite Korea and Bakelite s.r.o. related to the purchase of raw materials.

Furthermore, Rütgers has issued letters of comfort for bank and lease debt and other liabilities of Bakelite AG, Bakelite Italia, Bakelite Korea, Bakelite Oy and Bakelite UK for liabilities totalling €39,629 at March 31, 2005. These letters of comfort are intended to be terminated prior to the consummation of the sale of Bakelite to Borden Chemical, Inc. (Note 10).

The purchase agreement for the acquisition of order books from Neste-Meerbeck contained contingent consideration of €1,398 as of March, 31, 2005.

Warranties: Bakelite does not make express warranties on its products, other than that they comply with Bakelite’s specifications; therefore, Bakelite does not record a warranty liability. Adjustments for product quality claims are not material and are charged against sales revenue.

Note 8—Commitments and Contingencies

Environmental commitments and contingencies. Bakelite has responsibilities for environmental cleanup under various state, local and federal laws in the countries in which it operates as a result of Bakelite’s operations that involve the use, handling, processing, storage, transportation and disposal of hazardous materials. Based on management’s estimates, which are determined through historical experience, Bakelite has recorded liabilities of €264 and €724 at March 31, 2005 and March 31, 2004, respectively, for all probable and estimable environmental remediation activities. These accruals primarily represent two cases at the Solbiate, Italy site where remediation was performed for asbestos-containing materials identified on site and where remediation was assessed by local authorities for cumene contamination discovered. The removal of asbestos-containing materials for insulation on pipeline began in 2003 and was finalized in August 2004. This removal was not required under local law but was carried out voluntarily. The cumene contamination was discovered in 1998 and remediation began in 2000 after investigations by Bakelite and the authorities were finalized. During 2003, it was determined that the remediation procedures carried out since 1998 would be insufficient and further remediation would be required. Based on an agreement with the authorities, the current remediation measures are to be finalized by 2007 and will be performed in stages in the contaminated area. Parallel to the remediation measure, a

Resin Business of the Bakelite Group

(Euro amounts in thousands unless otherwise stated)

Notes to the Unaudited Combined Interim Financial Statement—(Continued)

groundwater monitoring program has been started in 1999 and is ongoing. The accrual contains costs for both the remediation and the monitoring program. For both of these cases management believes the accruals are sufficient to meet the remediation and monitoring activities. Furthermore, management believes it is remote that further remediation or assessments will be made with regard to these contaminations.

The following table summarizes the activity in Bakelite’s accrued obligations for environmental matters for the three months ended March 31, 2005 and 2004:

	March 31	March 31
	2005	2004
Accrued obligations for environmental matters
Balance at January 1	€288	€760
Charges against reserve	(24)	(36)

Total accrued obligations for environmental matters	€264	€724

At the Bakelite’s site in Duisburg, Germany, a significant tar contamination is located underneath Bakelite’s facilities that are shared with Rütgers Chemicals AG, a subsidiary of Rütgers. This contamination resulted from the demolition of a tar distillation facility located on that site. Although Rütgers Chemicals AG and Bakelite are in discussion with local authorities concerning a proposed remediation plan, the scope and extent of that plan and the costs of its possible implementation are not yet reasonably estimable. For the past 10 years Bakelite has taken part in investigation activities to determine the environmental impact of the tar pollution. These costs of investigation have been contractually shared by Rütgers Chemicals AG (70%) and by Bakelite (30%). Management believes it is unlikely that Bakelite will have to take extensive actions for remediation. If extensive actions were to be required by the local authorities, management estimates the range of exposure to be between €200—€500 a year and the cost will be borne by Rütgers Chemicals AG after the acquisition of Bakelite by Borden (except for a portion of up to €180 per year between 2005 and 2007, which will be borne by Bakelite).

For all other environmental risks to which Bakelite is exposed, management believes it is remote that litigation, assessments or claims will be filed against Bakelite in the future. Management believes these environmental risks cannot be estimated as there has been no indication of required remediation or possible future litigation. However, if litigation or remediation is threatened, the assessment could have a material affect on Bakelite’s results of operations or cash flows in the period of assessment.

Rütgers contractually agreed to provide indemnifications to Borden Chemicals, Inc. with respect to certain environmental liabilities. These indemnifications will be subject to exceptions and limitations.

Customer claims and other litigation. In addition to the environmental-related legal matters discussed above, Bakelite is subject to various product liability, commercial and employment litigation and other legal matters which are considered to be in the ordinary course of business. Bakelite has reserved €384 and €360 at March 31, 2005 and December 31, 2004, respectively, relating to an accident at a plant in Spain and the infringement of a patent in Finland. Furthermore the main German subsidiary faces several pending legal actions initiated by employees for protection against dismissal.

A claim has been filed against the Spanish subsidiary regarding an accident at the Salcedo Plant which caused the death of an employee of an external contractor. Management has assessed that an unfavorable outcome is probable and has recorded an accrual for the pending claim. In 2001, Ruutteri Oy filed a claim against

Resin Business of the Bakelite Group

(Euro amounts in thousands unless otherwise stated)

Notes to the Unaudited Combined Interim Financial Statement—(Continued)

Bakelite Oy, for the infringement of a patent. Bakelite filed a lawsuit to nullify the patent, which was dismissed. Therefore an unfavorable outcome is probable, and an accrual has been recorded for the estimated settlement amount. Bakelite has not taken into consideration insurance coverage or any anticipated recoveries from third parties in determining the reserve for legal matters.

In Italy, there have been several civil law claims filed against Bakelite related to asbestos-containing materials that were used in production. Italian regulations provide a general fund to pay damages related to asbestos claims by employees, former employees or surviving family members. The surviving family members of two former employees have initiated legal claims against Bakelite, in addition to their claim against the general fund. It is currently unclear whether a claim against Bakelite will be accepted by the Court, or to what damages Bakelite may be exposed. Furthermore, there is another asbestos related employee claim against the Spanish subsidiary. For all of the asbestos related claims, management has assessed the outcome of the litigation to be favorable, and therefore no accrual has been recorded by Bakelite.

For all other legal matters outstanding, most of which are related to product liability, management believes it is remote the outcome will be unfavorable and thus has not recorded an accrual.

Note 9—Related Parties

In 2004, and effective in the first quarter of 2005, an agreement was reached between Rütgers, Bakelite AG, and the Company’s workers council to compensate certain Bakelite employees for economic impacts relating to the cancellation of certain old workers council agreements. Based on the new compensation agreement, Rütgers has contributed € 4,000 to Bakelite for the costs that will be paid out by Bakelite to its affected employees.

Note 10—Subsequent events

On April 12, 2005 the European Commission cleared the proposed acquisition of Bakelite AG by Borden Chemical, Inc. which is owned by affiliates of the private investment firm Apollo Management, L.P., subject to conditions. The Commission found that the proposed transaction could give rise to competition concerns in the fields of phenolic resins for refractory materials and reactive diluents for epoxy systems. However, the parties have offered remedies that alleviate the concerns identified by the Commission. Specifically, the parties agreed to license a “technology package” to their customers, who could then sub-license it to alternative suppliers. In addition, the parties offered to enter into long term supply agreements to secure supply and pricing conditions for Cardura™, a specific type of diluent, with any direct customer which uses it in epoxy formulated systems.

Borden Chemical, Inc. on April 29, 2005 announced it has completed its acquisition of Bakelite AG from its parent company, Rütgers AG. The Bakelite business will continue to be headquartered in Iserlohn-Letmathe, Germany. Upon completion of those transactions, the new combined company will be named Hexion Specialty Chemicals, Inc. “Hexion” Completion of the combination is subject to customary closing conditions including certain regulatory approvals. Borden Chemical, Resolution Performance Products LLC, Resolution Specialty Materials LLC and Bakelite AG will continue to operate independently until those conditions are satisfied.

Under sale and transfer agreements dated May 2005, Bakelite AG has sold an interest of 99.9% in Bakelite s.r.o., Czech Republic, to National Borden Chemical Germany GmbH and all shares in Bakelite North America Holding Corp. to Borden Chemical, Inc., Columbus/Ohio.